Exhibit 99.1

Ford Motor Company Announces Debt Reduction of $7.6 Billion Through Early Results, Upsizing and Settlement Date for Cash Tender Offers and Planned Redemption of its Remaining 8.500% Notes due April 2023

DEARBORN, Mich., November 19, 2021 – Ford Motor Company (“Ford” or the “Company”) announced today the early tender results and upsizing of its previously announced cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) to purchase its outstanding 9.000% Notes due April 2025, 9.625% Notes due April 2030, 7.45% GlobLS due July 2031, 9.980% Debentures due February 2047, 8.900% Debentures due January 2032, 8.500% Notes due April 2023, 7.500% Debentures due August 2026, 7.125% Debentures due November 2025, 6.625% Debentures due October 2028 and 6.375% Debentures due February 2029 (collectively, the “Securities”) in the order of priority set forth in the table below (the “Acceptance Priority Level”). The Company has amended the terms of the Tender Offers to increase the combined aggregate principal amount of Securities tendered (the “Aggregate Tender Cap”) from $5,000,000,000 to $6,795,510,000, which is equal to the amount of Securities tendered to date. The Company also announced that the anticipated early settlement date for the Tender Offers is November 22, 2021 (the “Early Settlement Date”). Other than with respect to the increase in the Aggregate Tender Cap, the terms and conditions of the Tender Offers remain unchanged as described in an Offer to Purchase dated November 4, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on November 18, 2021 (the “Early Tender Date”), according to information provided by Global Bondholder Services Corporation, the tender and information agent for the Tender Offers, the aggregate principal amount of each series of Securities set forth in the table below under “Principal Amount Tendered at Early Tender Date” has been validly tendered and not validly withdrawn in the applicable Tender Offer. Withdrawal rights for the Securities expired at 5:00 p.m., New York City time, on November 18, 2021 (the “Withdrawal Deadline”).

Title of Security(1)(2)	CUSIP No.	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (3)(4)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding
9.000% Notes due April 2025*	345370CW8	$3,500,000,000	1	1.125% UST due 10/31/2026	FIT1	+80 bps	$50	$2,442,405,000	69.78%
9.625% Notes due April 2030*	345370CX6	$1,000,000,000	2	1.25% UST due 8/15/2031	FIT1	+140 bps	$50	$568,042,000	56.80%
7.45% GlobLS due July 2031	345370CA6	$1,793,531,000	3	1.25% UST due 8/15/2031	FIT1	+145 bps	$50	$723,842,000	40.36%
9.980% Debentures due February 2047	345370BW9	$181,167,000	4	2.375% UST due 5/15/2051	FIT1	+300 bps	$50	$66,972,000	36.97%

8.900% Debentures due January 2032	345370BV1	$151,302,000	5	1.25% UST due 8/15/2031	FIT1	+190 bps	$50	$43,555,000	28.79%
8.500% Notes due April 2023	345370CV0	$3,500,000,000	6	0.25% UST due 4/15/2023	FIT4	+50 bps	$50	$2,646,607,000	75.62%
7.500% Debentures due August 2026	345370BP4	$193,373,000	7	1.125% UST due 10/31/2026	FIT1	+120 bps	$50	$21,182,000	10.95%
7.125% Debentures due November 2025	345370BN9	$208,646,000	8	1.125% UST due 10/31/2026	FIT1	+105 bps	$50	$32,602,000	15.63%
6.625% Debentures due October 2028	345370BY5	$637,803,000	9	1.25% UST due 8/15/2031	FIT1	+135 bps	$50	$191,395,000	30.01%
6.375% Debentures due February 2029	345370BZ2	$260,471,000	10	1.25% UST due 8/15/2031	FIT1	+155 bps	$50	$58,908,000	22.62%

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(1)	The 7.45% GlobLS due July 2031, 6.625% Debentures due October 2028 and 6.375% Debentures due February 2029 are listed on the Luxembourg Exchange and on the Singapore Exchange. The remaining series of Securities are not listed on any securities exchange.
(2)	In the case of the 9.000% Notes due April 2025 and the 9.625% Notes due 2030, the Total Consideration will be determined taking into account the applicable par call date for such series of Securities.
(3)	Per $1,000 principal amount.
(4)	The Total Consideration for Securities validly tendered prior to or at the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment.

*	Denotes a series of Securities for which the calculation of the applicable Total Consideration will be performed using the present value of such Securities determined at the Price Determination Date as if the principal amount of such Securities had been due on the applicable par call date.

The Company expects to announce the pricing of the Tender Offers and the amount of each series of Securities accepted for purchase later today.

The Securities accepted for purchase on the Early Tender Date will be accepted based on the Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level), as set forth in the table above. All Securities validly tendered at or prior to the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Securities validly tendered at or prior to the Early Tender Date having a lower Acceptance Priority Level are accepted in the Tender Offers. Securities validly tendered at or prior to the Early Tender Date will be accepted for purchase in priority to other Securities validly tendered after the Early Tender Date, even if such Securities validly tendered after the Early Tender Date have a higher Acceptance Priority Level than Securities validly tendered at or prior to the Early Tender Date. Since the principal amount of Securities tendered as of the Early Tender Date is equal to the Aggregate Tender Cap, unless the Company increases the Aggregate Tender Cap prior to 11:59 p.m., New York City time, on December 3, 2021 (such date and time, as it may be extended, the “Expiration Date”), no Securities tendered after the Early Tender Date will be accepted pursuant to the Tender Offers. The Company may increase the Aggregate Tender Cap at any time, subject to applicable law and currently expects that any such increase will be announced after pricing of the Tender Offers.

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The applicable consideration (the “Total Consideration”) offered for the Securities will be a price per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable Tender Offer equal to an amount that would reflect, as of the date of purchase, a yield to the maturity date or the par call date, as applicable, determined by reference to the applicable fixed spread for such Securities (the “Fixed Spread”) specified in the table above plus the applicable yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above (as applicable to each series of Securities, the “Reference Security”) as quoted at 10:00 a.m., New York City time, on November 19, 2021, pursuant to the terms set forth in the Offer to Purchase.

Holders of any Securities that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase will receive the applicable Total Consideration. The Total Consideration, as calculated using the Fixed Spread for each series of Securities set forth in the table above, is inclusive of the Early Tender Payment. In addition to the Total Consideration, all Holders of Securities validly tendered prior to or at the Early Tender Date and accepted for purchase pursuant to the Tender Offers will, on the Early Settlement Date, also receive accrued and unpaid interest on the Securities from the last interest payment date to, but not including, the Early Settlement Date.

The Company has satisfied the previously announced Financing Condition to the Tender Offers and expects to make payment on the Early Settlement Date for Securities that were validly tendered prior to or at the Early Tender Date and that are accepted for purchase.

The Withdrawal Deadline has passed. Accordingly, Securities that have been tendered at the Early Tender Date and any additional Securities that are tendered at or prior to the Expiration Date may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

In addition, on November 22, 2021, the Company expects to deliver to the trustee for delivery to the holders of the 8.500% Notes due April 2023 a notice of redemption to redeem on December 7, 2021 (the “Redemption Date”) all of the 8.500% Notes due April 2023 not purchased by the Company in the applicable Tender Offer, at the redemption price of 100% of the principal amount of the securities to be redeemed plus a make whole premium, plus accrued and unpaid interest to, but not including, the Redemption Date. Payment of the redemption price and surrender of the 8.500% Notes due April 2023 for redemption will be made through the facilities of the Depository Trust Company in accordance with the applicable procedures of the Depository Trust Company on December 7, 2021.

Barclays Capital Inc., BofA Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as the dealer managers in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Barclays Capital Inc. at (collect) (212) 528-7581 or (toll free) (800) 438-3242, BofA Securities, Inc. at (collect) (980) 683-3215 or (toll free) (888) 292-0070 or (email) debt_advisory@bofa.com, Mizuho Securities USA LLC at (collect) (212) 205-7736 or (toll free) (866) 271-7403, Morgan Stanley & Co. LLC at (collect) (212) 761-1057 or toll free (800) 624-1808 or RBC Capital Markets, LLC at (collect) (212) 618-7843 or toll free (877) 381-2099. Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (toll free) (866)-924-2200 or (collect) (212) 430-3774.

None of the Company, its board of directors or officers, the dealer managers, the depositary, the information agent or the trustee with respect to the Securities, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the

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principal amount of their Securities, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Securities and, if so, the principal amount of Securities to tender. The Tender Offers are made only by the Offer to Purchase. This news release is neither an offer to purchase nor a solicitation of an offer to sell any Securities in the Tender Offers. The Tender Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This news release does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities that may be issued pursuant to the transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Securities of any series.

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About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford designs, manufactures, markets and services a full line of connected, increasingly electrified passenger and commercial vehicles: Ford trucks, utility vehicles, vans and cars, and Lincoln luxury vehicles. The company is pursuing leadership positions in electrification, connected vehicle services and mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 184,000 people worldwide. More information about the company, its products and Ford Motor Credit Company is available at https://corporate.ford.com/.

Contacts:			Fixed Income
	Media T.R. Reid	Equity Investment Community Lynn Antipas Tyson	Investment Community Karen Rocoff	Shareholder Inquiries 1.800.555.5259 or
	1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
	treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

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